EXHIBIT 99.1


                                  NEWS RELEASE

                    Investor Relations Contact: Susan Spratlen   (972) 444-9001


                      Pioneer Reports Record Production and
                           First Quarter 2004 Results

Dallas, Texas, May 7, 2004 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today announced financial and operating results for the quarter ended March 31, 2004.

Pioneer reported net income of $60.2 million, or $0.50 per diluted share, for the first quarter of 2004. For the same period last year, Pioneer reported net income of $84.2 million, or $0.71 per diluted share, which included a $15.4 million, or $0.13 per share, benefit from the cumulative effect of change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 143.

Cash flow from operations for the first quarter was $253.6 million compared to $136.8 million for the same period in 2003. The Company reduced long-term debt by $98.8 million during the first quarter of 2004 to $1.46 billion.

First quarter oil and gas sales averaged 185,858 barrels per day (BPD) on a barrel oil equivalent (BOE) basis and represented a new record for Pioneer. First quarter oil sales averaged 47,733 BPD, an increase of 54% as compared to the same period last year, and natural gas liquids sales averaged 23,406 BPD. Gas sales in the first quarter averaged 688 million cubic feet per day (MMcfpd), a 54% increase over the same period last year. Realized prices for oil and natural gas liquids for the quarter were $28.31 and $22.21 per barrel, respectively. The realized price for gas was $4.41 per thousand cubic feet
(Mcf), while North American gas prices averaged $5.04 per Mcf.

First quarter production costs averaged $5.27 per BOE. Exploration and abandonment costs of $80.5 million for the quarter included $21.8 million of geologic and geophysical expenses including seismic costs and $4.2 million of noncash leasehold abandonments.

For the same quarter last year, Pioneer reported oil sales of 31,894 BPD, natural gas liquids sales of 22,033 BPD and gas sales of 447 MMcfpd. Realized prices for the 2003 first quarter were $25.82 per barrel for oil, $22.00 per barrel for natural gas liquids and $4.16 per Mcf for gas.

Operations Update

In January, Pioneer achieved first production from the Harrier gas field in the deepwater Gulf of Mexico and from the Hawa oil field onshore Tunisia. The deepwater Gulf of Mexico Devils Tower field achieved first oil production in early May and the Company recently drilled a discovery well on its Goldfinger prospect, the second satellite discovery to the field. Goldfinger and Triton, the first satellite discovery, are expected to be jointly developed via subsea tieback to the Devils Tower spar for first production in 2005. Two deepwater development projects in the Falcon corridor, Tomahawk and Raptor, are proceeding on schedule with first production anticipated during the second quarter.

Onshore development continues with ten onshore rigs running in the U.S. and five rigs running in Argentina. During the first quarter, Pioneer drilled 61 wells in the U.S., 44 wells in Canada and 12 wells in Argentina. In early April, Pioneer also acquired additional interests in the Spraberry field in West Texas, expanding its inventory of drilling locations.

In Argentina, Pioneer's drilling activities continue to confirm the presence of significant deep gas reserves. First quarter gas production from Argentina was the highest summer production in the Company's history, and Pioneer expects to complete the expansion of its Loma Negra gas plant over the next few months, increasing plant capacity by 25% as demand peaks during the winter months in Argentina. The Company is also acquiring additional 3-D seismic in support of future drilling plans.

Commercialization plans are progressing for existing discoveries in Gabon, Alaska, South Africa and the deepwater Gulf of Mexico.

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Second quarter 2004 production is expected to average 180,000 to 195,000 BOEs per day, reflecting the incremental production expected from Devils Tower, Tomahawk and Raptor, the variability of oil cargo shipments in Tunisia and South Africa, and the seasonal increase in gas demand during Argentina's winter season. Second quarter lease operating expenses (including production and ad valorem taxes) are expected to average $5.20 to $5.70 per BOE based on current NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $8.00 to $8.50 per BOE as a greater proportion of the Company's production is being produced from higher-cost basis deepwater Gulf of Mexico and South Africa properties. Total exploration and abandonment expense is expected to be $25 million to $50 million. General and administrative expense is expected to be $16 million to $18 million. Interest expense is expected to be $20 million to $23 million and accretion of discount on asset retirement obligations is expected to be approximately $2 million. Cash income taxes are expected to be $3 million to $6 million, principally related to Argentine and Tunisian income taxes and nominal alternative minimum tax in the U.S. Other than in Argentina and Tunisia, the Company continues to benefit from the carryforward of net operating losses and other positive tax attributes.

The Company's financial results and oil and gas hedges are outlined on the attached schedules.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, Pioneer will discuss its first quarter financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Alternately, you may dial (800) 474-8920 (confirmation code: 601422) to listen to the call via the telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 601422.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                           March 31,     December 31,
                                                             2004            2003
                                                          -----------    -----------
                                                          (Unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                              $     9,022    $    19,299
   Accounts receivable, net                                   146,139        111,480
   Inventories                                                 17,210         17,509
   Prepaid expenses                                            10,166         11,083
   Deferred income taxes                                       35,780         40,514
   Other current assets, net                                    4,396          5,230
                                                           ----------     ----------
        Total current assets                                  222,713        205,115
                                                           ----------     ----------
Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                   5,246,313      5,163,383
   Accumulated depletion, depreciation and amortization    (1,808,468)    (1,676,136)
                                                           ----------     ----------
        Total property, plant and equipment                 3,437,845      3,487,247
                                                           ----------     ----------
Deferred income taxes                                         198,587        192,344
Other assets, net                                              69,139         66,866
                                                           ----------     ----------
                                                          $ 3,928,284    $ 3,951,572
                                                           ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                       $   175,901    $   186,418
   Interest payable                                            37,728         37,034
   Income taxes payable                                         8,986          5,928
   Other current liabilities                                  240,963        200,372
                                                           ----------     ----------
        Total current liabilities                             463,578        429,752
                                                           ----------     ----------
Long-term debt                                              1,456,695      1,555,461
Deferred income taxes                                          12,832         12,121
Other liabilities                                             237,352        194,466
Stockholders' equity                                        1,757,827      1,759,772
                                                           ----------     ----------
                                                          $ 3,928,284    $ 3,951,572
                                                           ==========     ==========

                        PIONEER NATURAL RESOURCES COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                                   Three months ended
                                                                         March 31,
                                                                 ----------------------
                                                                    2004         2003
                                                                 ---------    ---------
Revenues and other income:
   Oil and gas                                                   $ 446,526    $ 284,999
   Interest and other                                                1,735        2,713
   Gain (loss) on disposition of assets, net                           (13)       1,426
                                                                  --------     --------
                                                                   448,248      289,138
                                                                  --------     --------
Costs and expenses:
   Oil and gas production                                           89,211       67,867
   Depletion, depreciation and amortization                        136,499       70,049
   Exploration and abandonments                                     80,506       35,867
   General and administrative                                       18,329       15,481
   Accretion of discount on asset retirement obligations             1,966        1,094
   Interest                                                         21,576       22,491
   Other                                                               196        5,178
                                                                  --------     --------
                                                                   348,283      218,027
                                                                  --------     --------
Income before income taxes and cumulative effect of
   change in accounting principle                                   99,965       71,111
Income tax provision                                               (39,777)      (2,304)
                                                                  --------     --------
Income before cumulative effect of change in accounting
   principle                                                        60,188       68,807
Cumulative effect of change in accounting principle,
   net of tax                                                          -         15,413
                                                                  --------     --------

Net income                                                       $  60,188    $  84,220
                                                                  ========     ========
Net income per share:
   Basic:
      Income before cumulative effect of change in accounting
        principle                                                $     .51    $     .59
      Cumulative effect of change in accounting principle,
        net of tax                                                     -            .13
                                                                  --------     --------
          Net income                                             $     .51    $     .72
                                                                  ========     ========
   Diluted:
      Income before cumulative effect of change in accounting
        principle                                                $     .50    $     .58
      Cumulative effect of change in accounting principle,
        net of tax                                                     -            .13
                                                                  --------     --------
          Net income                                             $     .50    $     .71
                                                                  ========     ========
Weighted average shares outstanding:
   Basic                                                           118,719      116,743
                                                                  ========     ========
   Diluted                                                         120,264      118,675
                                                                  ========     ========

                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                                Three months ended
                                                                      March 31,
                                                             ------------------------
                                                                2004           2003
                                                             ----------    ----------
Cash flows from operating activities:
   Net income                                                $   60,188    $   84,220
   Depletion, depreciation and amortization                     136,499        70,049
   Exploration expenses, including dry holes                     78,820        30,263
   Deferred income taxes                                         32,720           254
   (Gain) loss on disposition of assets, net                         13        (1,426)
   Accretion of discount on asset retirement obligations          1,966         1,094
   Interest related amortization                                 (6,370)       (4,565)
   Commodity hedge related amortization                         (11,291)      (17,782)
   Cumulative effect of change in accounting principle,
      net of tax                                                    -         (15,413)
   Other noncash items                                            1,220         4,733
   Changes in operating assets and liabilities:
      Accounts receivable, net                                  (33,737)      (25,967)
      Inventories                                                   (19)         (360)
      Prepaid expenses                                              917        (8,222)
      Other current assets, net                                     757           398
      Accounts payable                                           (6,002)        8,381
      Interest payable                                              693           522
      Income taxes payable                                        3,058         1,452
      Other current liabilities                                  (5,802)        9,158
                                                              ---------     ---------
Net cash provided by operating activities                       253,630       136,789
Net cash used in investing activities                          (172,301)     (239,481)
Net cash provided by (used in) financing activities             (91,426)      100,594
                                                              ---------     ---------
Net decrease in cash and cash equivalents                       (10,097)       (2,098)
Effect of exchange rate changes on cash
   and cash equivalents                                            (180)          466
Cash and cash equivalents, beginning of period                   19,299         8,490
                                                              ---------     ---------
Cash and cash equivalents, end of period                     $    9,022    $    6,858
                                                              =========     =========

                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)

                                                           Three months ended
                                                                March 31,
                                                         -----------------------
                                                            2004         2003
                                                         ---------    ----------
Average Daily Production:
   Oil (Bbls) -                      U.S.                   24,971       24,086
                                     Argentina               8,628        7,673
                                     Canada                    100          135
                                     Africa                 14,034          -
                                                         ---------    ----------
                                     Total                  47,733       31,894

   Natural gas liquids (Bbls) -      U.S.                   20,936       20,024
                                     Argentina               1,424        1,130
                                     Canada                  1,046          879
                                                         ---------    ---------
                                     Total                  23,406       22,033

   Gas (Mcf) -                       U.S.                  550,480      339,598
                                     Argentina              97,818       66,633
                                     Canada                 40,019       40,876
                                                         ---------    ---------
                                     Total                 688,317      447,107

Total Production:
   Oil (MBbls)                                               4,344        2,870
   Natural gas liquids (MBbls)                               2,130        1,983
   Gas (MMcf)                                               62,637       40,240
   Equivalent barrels (MBOE)                                16,913       11,560

Average Reported Price (a):
   Oil (per Bbl) -                   U.S.                $   26.67    $   25.85
                                     Argentina           $   27.93    $   25.61
                                     Canada              $   35.00    $   31.81
                                     Africa              $   31.41    $     -
                                     Worldwide           $   28.31    $   25.82

   Natural gas liquids (per Bbl)  -  U.S.                $   21.52    $   21.63
                                     Argentina           $   29.16    $   24.27
                                     Canada              $   26.51    $   27.51
                                     Worldwide           $   22.21    $   22.00

   Gas (per Mcf) -                   U.S.                $    5.11    $    4.72
                                     Argentina           $     .58    $     .54
                                     Canada              $    4.22    $    5.38
                                     Worldwide           $    4.41    $    4.16

---------------
(a) Average prices include the results of hedging activities.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)


     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                                  Three months ended
                                                                       March 31,
                                                                ----------------------
                                                                   2004        2003
                                                                ---------    ---------
   Net income                                                   $  60,188    $  84,220
   Depletion, depreciation and amortization                       136,499       70,049
   Exploration and abandonments                                    80,506       35,867
   Accretion of discount on asset retirement obligations            1,966        1,094
   Interest expense                                                21,576       22,491
   Income tax provision                                            39,777        2,304
   (Gain) loss on disposition of assets, net                           13       (1,426)
   Commodity hedge related amortization                           (11,291)     (17,782)
   Cumulative effect of change in accounting principle,
      net of tax                                                      -        (15,413)
   Other noncash items                                              1,220        4,733
                                                                 --------     --------
       EBITDAX (a)                                                330,454      186,137

   Less:
         Cash interest expense                                    (27,946)     (27,056)
         Current income taxes                                      (7,057)      (2,050)
                                                                 --------     --------
         Discretionary cash flow (b)                              295,451      157,031

   Less:
         Cash operating exploration expense                        (1,686)      (5,604)
         Changes in operating assets and liabilities              (40,135)     (14,638)
                                                                 --------     --------
   Net cash provided by operating activities                    $ 253,630    $ 136,789
                                                                 ========     ========

-------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; net gain or loss on the disposition of assets; commodity hedge related amortization; cumulative effect of change in accounting principle, net of tax; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

                        PIONEER NATURAL RESOURCES COMPANY

                         SUPPLEMENTAL HEDGE INFORMATION
                                As of May 6, 2004

                         Open Commodity Hedge Positions

                                                 2004
                               --------------------------------------
                               Second     Third    Fourth
                               Quarter   Quarter   Quarter     Year      2005      2006      2007      2008
                               -------   -------   -------   --------   -------   ------   -------   -------
Average Daily Oil Production:
     Swap Contracts:
     Volume (Bbl)               24,000    22,500    24,000     23,498    27,000    5,000     1,000     5,000
     NYMEX price (Bbl)         $ 26.51   $ 29.26   $ 29.65    $ 28.46   $ 27.97   $26.19    $26.00    $26.09

Average Daily Gas Production:
     Swap Contracts:
     Volume (Mcf)              280,000   310,000   310,000    300,073   174,904   70,000    20,000       -
     NYMEX price (MMBtu) (a)   $  4.20   $  4.40   $  4.40    $  4.35   $  5.15   $ 4.25    $ 3.75    $  -

---------------
(a) Approximate, based on historical differentials to index prices.

                   Open Interest Rate Swap Hedge Positions (a)

                                                                 Annual Interest (b)
                                                Notional     ---------------------------
                                                  Debt       Fixed Rates   LIBOR Margins
                                                Amounts        Received         Paid
                                             -------------   -----------   -------------

7-1/2% senior notes due 2012                 $ 150,000,000      7.50%          3.71%
9-5/8% senior notes due 2010                 $ 150,000,000      9.63%          5.66%

---------------
(a) The open interest rate swaps are fair value hedges of the Company's 7-1/2% and 9-5/8% senior notes and mature when the hedged senior notes mature in 2012 and 2010, respectively.
(b) Under the terms of the interest rate swaps, the Company receives the fixed rates on the notional amounts and pays the variable six- month London Interbank Offered Rate ("LIBOR") plus the LIBOR margins shown above.

         Net Deferred Gains (Losses) on Terminated Hedges (in thousands)

                                                     2004
                                     -------------------------------------
                                     Second     Third    Fourth
                                     Quarter   Quarter   Quarter    Year      2005     Thereafter    Total
                                     -------   -------   -------   -------   -------   ----------   --------

Net commodity hedge gains (a)        $10,932   $11,001   $10,954   $32,887   $ 1,249    $    -      $ 34,136
Net debt hedge gains (losses) (b)      6,116     5,489     4,555    16,160    10,968      (7,062)     20,066
                                      ------    ------    ------    ------    ------     -------     -------

Total net deferred gains (losses)    $17,048   $16,490   $15,509   $49,047   $12,217    $ (7,062)   $ 54,202
                                      ======    ======    ======    ======    ======     =======     =======

---------------
(a) Includes the following net deferred commodity hedge gains and losses for which cash settlements have been deferred until the indicated future periods: (i) $323 thousand, $322 thousand and $318 thousand of net deferred commodity hedge losses due during the second, third and fourth quarters of 2004, respectively, and (ii) $209 thousand of net deferred commodity hedge gains to be received during 2005. Deferred commodity hedge gains will be amortized as increases to oil and gas revenues and deferred commodity hedge losses will be amortized as decreases to oil and gas revenues during the indicated future periods.
(b) Deferred debt hedge gains will be amortized as decreases to interest expense and deferred debt hedge losses will be amortized as increases to interest expense during the indicated future periods.